UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2008

ZEBRA TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Corporate Woods Parkway, Vernon Hills, Illinois		60061
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 847-634-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.02(b)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Christopher Knowles’ Stock Option Grants

Christopher G. Knowles, a director of Zebra Technologies Corporation (the “Company”) since 1991, retired from the Board of Directors of the Company (the “Board”) upon the expiration of his term at the Company’s Annual Meeting of Stockholders on May 22, 2008 (the “Annual Meeting”).

In recognition of Mr. Knowles’ many years of dedicated service as a director of the Company, on May 22, 2008, the Compensation Committee of the Board (the “Committee”) amended the terms of Mr. Knowles’ outstanding unexercised stock options. As of that date, Mr. Knowles held an unexercised option, granted to him on February 8, 2002 (the “2002 Option”) to purchase 27,000 shares of the Company’s Class A Common Stock (the “Common Stock”) and another unexercised option, granted to him on February 8, 2006 (the “2006 Option”) to purchase 20,000 shares of Common Stock (the 2002 Option and the 2006 Option are collectively referred to herein as the “Options”).

The amendment accelerated, as of May 22, 2008, the vesting of the unvested portion of the 2006 Option, so that the 2006 Option became fully exercisable as of May 22, 2008. Prior to the amendment, the 2002 Option was already fully exercisable and the 2006 Option was exercisable with respect to 8,000 shares of Common Stock. The 2006 Option would have become exercisable with respect to an additional 4,000 shares of Common Stock on each of February 8, 2009, February 8, 2010 and February 8, 2011. In addition, the amendment extended the exercise period of the 2002 Option until February 8, 2012, and the exercise period of the 2006 Option until February 8, 2016, the latest respective dates on which the Options would have expired under their respective original terms if Mr. Knowles had continued as a director of the Company until such dates. Prior to the amendment, the Options’ exercise periods would have been shortened if Mr. Knowles did not continue as a director of the Company.

The amendment of each Option was evidenced by a separate written amendment between the Company and Mr. Knowles. The foregoing description of the amendments is qualified in its entirety by the terms of such amendments, copies of which are attached hereto as Exhibits 10.1 (First Amendment to Non-Qualified Stock Option Agreement dated February 8, 2002) and 10.2 (First Amendment to Non-Qualified Stock Option Agreement dated February 8, 2006) and are incorporated herein by reference.

Stock Option Grants to New Non-Employee Director

On May 22, 2008, the Committee approved grants of two non-qualified stock options (the “Ludwick Options”) to the Company’s new director, Andrew K. Ludwick, who was elected by the Company’s stockholders at the Annual Meeting. Each of the Ludwick Options has a ten-year term and has an exercise price equal to the closing price of the Common Stock on the date of grant, May 22, 2008. The first Ludwick Option is exercisable for 18,000 shares of Common Stock and vests in four equal installments on each of the first four anniversaries of the grant date, subject to Mr. Ludwick’s continued service as a director on each such vesting date. The second Ludwick Option is exercisable for 6,000 shares of Common Stock and vests in full on the first anniversary of the grant date, subject to Mr. Ludwick’s continued service as a director on such vesting date.

The first Ludwick Option was granted pursuant to the form of Director 4-Year Vesting Non-Qualified Stock Option Agreement (the “Four Year Director Option Agreement”) and the second Ludwick Option was granted pursuant to the form of Director 1-Year Vesting Non-Qualified Stock Option Agreement (the “One Year Director Option Agreement”). The foregoing description of the Ludwick Options is qualified in its entirety by the terms of such form agreements, copies of which are attached hereto as Exhibits 10.3 and 10.4, respectively, and are incorporated herein by reference.

Stock Option Grants to Continuing Non-Employee Directors

On May 22, 2008, the Committee approved the grant of a non-qualified stock option to each of the Company’s non-employee directors that were directors of the Company prior to the Annual Meeting and continued to serve as directors after the Annual Meeting (i.e., Ross W. Manire, Dr. Robert J. Potter and Michael A. Smith). Each such stock option has a ten-year term, has an exercise price equal to the closing price of the Common Stock on the date of grant, May 22, 2008, is exercisable for 2,000 shares of Common Stock and vests in full on the first anniversary of the grant date, subject to the director’s continued service as a director on such vesting date.

Such stock options were granted pursuant to the form of One Year Director Option Agreement. The foregoing description of such stock options is qualified in its entirety by the terms of such form agreement, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibit

Exhibit No.	Description of Exhibits

10.1	First Amendment to Non-Qualified Stock Option Agreement dated February 8, 2002, by and between Christopher G. Knowles and the Company dated May 22, 2008.

10.2	First Amendment to Non-Qualified Stock Option Agreement dated February 8, 2006, by and between Christopher G. Knowles and the Company dated May 22, 2008.

10.3	Form of Director 4-Year Vesting Non-Qualified Stock Option Agreement under the 2006 Zebra Technologies Corporation Incentive Compensation Plan.

10.4	Form of Director 1-Year Vesting Non-Qualified Stock Option Agreement under the 2006 Zebra Technologies Corporation Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

Date: May 29, 2008	By:	/s/ Anders Gustafsson
Anders Gustafsson
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

10.1	First Amendment to Non-Qualified Stock Option Agreement dated February 8, 2002, by and between Christopher G. Knowles and the Company dated May 22, 2008.

10.2	First Amendment to Non-Qualified Stock Option Agreement dated February 8, 2006, by and between Christopher G. Knowles and the Company dated May 22, 2008.

10.3	Form of Director 4-Year Vesting Non-Qualified Stock Option Agreement under the 2006 Zebra Technologies Corporation Incentive Compensation Plan.

10.4	Form of Director 1-Year Vesting Non-Qualified Stock Option Agreement under the 2006 Zebra Technologies Corporation Incentive Compensation Plan.